Exhibit 4.17

Date:    February 22, 2010

Israel Discount Bank Ltd.

Second Addition to the Irrevocable Letter of Undertaking
of July 15, 2007

Signed between:           BluePhoenix Solutions Ltd., Identifying No. 520043068 (“the Company”)

And:                                Israel Discount Bank Ltd. (“the Bank”)

WHEREAS
On July 15, 2007, the company signed an Irrevocable Letter of Undertaking vis-à-vis the bank, which was amended by virtue of the First Addition to the Irrevocable Letter of Undertaking of August 15, 2007 (the Letter of Undertaking and the amendment thereof shall hereinafter be called jointly and severally: “the Letter of Undertaking”).

WHEREAS	The parties wish to amend the Letter of Undertaking as specified herein below;

Accordingly, the parties have agreed as follows:

1.           The preamble to this Letter of Undertaking constitutes an integral part thereof.

2.           Section 1.5 shall be deleted and replaced by the following:

“1.5
EBITDA – is defined as the operating profit during the 12 months preceding the date of the relevant inspection, plus depreciation and deductions of any type, while neutralizing one-time expenses that do not reflect the ordinary course of business of the Company, as specified in the audited or reviewed financial statements of the Company.”

3.           Section 3.2 shall be amended in the following manner:

“3.2	Following the words “$5 million annually” the following shall be added “(five million US dollars).”

3.           Following section 3.12, section 3.13 shall be added, as follows:

“3.13
We are aware that the financial relations specified in the Letter of Undertaking are based on the accounting standards and current rules of accounting applied to our recent financial statements. The application to our financial statements of accounting standards and/or rules that vary from those whereon the recent financial statements were prepared, including the International Financial Reporting Standards (IFRS), accounting standards in Israel and/or the United States (hereinafter: “the New Standards”), is likely to lead to alterations that have implications with respect to the financial relations. At any time that it appears to the Bank that the alterations that have been caused and/or are about to be caused to our financial statements as a result of the application of the New Standards, require such, the Bank, following consultation with us but without requiring our consent, may inform us as to the alterations required by the Bank in the financial relations, in order to adjust these to the above-mentioned alterations, with the intent to adjust such to the original financial purpose in accordance with which the financial relations were fixed (hereinafter: “the Amended Financial Relations”). If the Bank informs us of Amended Financial Relations, these shall obligate us commencing on the date of delivery of the notice of the Bank.”

4.
This Letter of Amendment constitutes an integral part of the Letter of Undertaking; all the remaining provisions whereof shall continue to apply and remain in full effect without any further amendment.

5.
Commission for handling the Company’s application and the preparation of documents in the amount of NIS 45,000 shall be paid by the Company to the Bank at the time this agreement is signed. The payment is final, irrevocable and shall also remain in effect in the event of the revocation of the credit framework and/or the failure to utilize the framework in all or in part.

In Witness whereof the parties have set their signatures hereto:

[Signature] [Signature] _______________________ Israel Discount Bank Ltd.	[Signature] [Signature] _________________________ BluePhoenix Solutions Ltd.

By means of Yaron Tzoela      I.D.  5647068  Position:  CEO

By means of Varda Sagiv       I.D.  56591985  Position:  VP Finance

Director

Confirmation of Attorney

I, the undersigned, Yael Peretz, Attorney, who serves as legal advisor to BluePhoenix Solutions Ltd. (hereinafter: “the Company”), do hereby confirm that the Company has duly made a decision and in accordance with the documents of incorporation thereof to sign this Letter of Amendment herein above, and the signatures of Mr. Yaron Tzoela, I.D. 5647068 and Ms. Varda Sagiv, I.D. 56591985 on this Letter of Amendment herein above shall bind the company as regards the matters aforesaid in this Letter of Amendment.

Date: February 23, 2010	Signature and Stamp: [Signature and Stamp: Yael Peretz, Advocate]